Exhibit 99.1

NESCO HOLDINGS, INC. APPOINTS NEW INDEPENDENT DIRECTOR
FORT WAYNE, IN., March 2, 2019 /PRNewswire/ -- Nesco Holdings, Inc. (NYSE: NSCO, "Nesco" or the "Company"), a leading provider of specialty rental equipment to the electric utility, telecom, and rail infrastructure end-markets, announced today that it has appointed Gerard E. Holthaus to serve as an independent director of the Company.
"As Nesco continues to grow so does the breadth and expertise of our board, and we are eager to welcome Gerry's voice and insight to the organization. Gerry brings a proven track record of success in the specialty equipment rental arena most recently as Chairman of WillScot. His specialty rental industry expertise is complemented by his strong financial background and makes him a perfect addition to our board," said William Plummer, Chairman of the Board.
Mr. Holthaus is the non-executive Chairman of the Board of WillScot Corp, a leading provider of modular space solutions in North America. He is the former non-executive chairman of Algeco Scotsman Global S.à.r.l., the leading global provider of modular space solutions. He previously served as executive chairman and CEO of Algeco Scotsman, where he was responsible for its North American and European operations, and as executive chairman, president and CEO of WSII prior to its acquisition by Algeco Scotsman in 2007. Mr. Holthaus is also a former director of BakerCorp International, Inc. and Neff Corporation, two equipment rental companies that completed strategic sales. Mr. Holthaus is also currently Non-Executive Chairman of FTI Consulting.
"We are thrilled to welcome Gerry to the Nesco board. He brings significant knowledge to Nesco as a result of his experience in both senior management and as a member of the board where he helped build some of the best specialty rental businesses in the world," said Lee Jacobson, Chief Executive Officer of Nesco.
ABOUT NESCO
Nesco is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. Nesco offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets including electric lines, telecommunications networks and rail systems. Nesco's coast-to-coast rental feet of more than 4,300 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools, and accessories. For more information, please visit investors.nescospecialty.com.
FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Nesco’s management's control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that Nesco has made in light of its experience in the industry as well as Nesco’s perceptions of historical trends, current conditions, expected future developments and other factors Nesco believes are appropriate in these circumstances. As you read and

Exhibit 99.1

consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect Nesco’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. All forward-looking statements attributable to Nesco or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. Important factors, among others, that may affect actual results or outcomes include: Nesco’s ability to execute on its plans, including as a result of the expected performance of its employees and non-employee directors; Nesco’s ability to develop and market new products and the timing of these development programs; Nesco’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of Nesco’s solutions; the success of other competing technologies that may become available; Nesco’s ability to identify and integrate acquisitions; the performance and security of Nesco’s services; potential litigation involving Nesco; and general economic and market conditions impacting demand for Nesco's services. For a more complete description of these and other possible risks and uncertainties, please refer to Capitol's final prospectus and definitive proxy statement filed with the Securities and Exchange Commission on June 4, 2019 (as supplemented on June 24, 2019 and July 11, 2019, the “Proxy Statement/Prospectus”) and incorporated by reference in the Current Report on Form 8-K filed with the SEC on August 1, 2019, as well as to our subsequent filings with the SEC. The forward-looking statements contained herein speak only as of the date hereof, and Nesco undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT
Noel Ryan, IRC
720.778.2415
investors@nescospecialty.com